Exhibit 4.2

INTERNATIONAL BATTERY METALS LTD

(the “Company”)

NOTICE AND CONSENT TO THE AMENDMENT OF WARRANT TERMS

I, Garry Flowers, Chief Executive Officer of the Company am hereby giving notice that the Company wishes to amend the term of 6,396,999 warrants (the “Warrants’ formerly issued to the warrantholders on April 21, 2023, from the existing term of April 21, 2025, to May 3, 2026 (the “Amendment”). Prior to effecting the Amendment, and in order to ensure the Company’s compliance with Canadian Securities Exchange Policy 6 “Distributions” as it pertains to the Amendment of the Warrants, each warrantholder is requested to review this notice, and if deemed advisable, to consent to this Amendment by executing the signatory line at the end of this document.

1.	Warrantholders and the Warrants to be Amended:

Warrantholder	Warrant Certificate	# of Warrants	Exercise Price	Expiry Date
[*]	2023-E(S)	2,659,420	CAD$1.21	April 21, 2025
[*]	2023-E(3)	1,688,074	CAD$1.21	April 21, 2025
[*]	2023-E(l)	305,696	CAD$1.21	April 21, 2025
[*]	2023-E(4)	998,750	CAD$1.21	April 21, 2025
[*]	2023-E(2)	745,059	CAD$1.21	April 21, 2025
Total Warrants		6,396,999

2.	Warrantholders and the Warrants Post Amendment:

Warrantholder	Warrant Certificate	# of Warrants	Amended Exercise Price	Expiry Date
[*]	2023-E(S)	2,659,420	CAD$1.21	May 3, 2026
[*]	2023-E(3)	1,688,074	CAD$1.21	May 3, 2026
[*]	2023-E(l)	305,696	CAD$1.21	May 3, 2026
[*]	2023-E(4)	998,750	CAD$1.21	May 3, 2026
[*]	2023-E(2)	745,059	CAD$1.21	May 3, 2026
Total Warrants		6,396,999

3.	Additional Amendment to the Warrants

In addition to the extension in the term of the Warrants from April 21, 2025, to May 3, 2026, the Company has agreed to amend the Warrants which were previously denoted as “Non-Transferable” to Warrants that are “Transferable” subject, if required, to acceptance by the Canadian Securities Exchange.

This Notice and Consent Request to the Amendment is dated effective as of April 26, 2024 (the “Effective Date”).

INTERNATIONAL BATTERY METALS LTD.

/s/ Garry Flowers

Garry Flowers - CEO

WARRANTHOLDER CONSENT

By executing the below signatory lines each of the warrantholders hereby consent to the Amendment as of the Effective Date.

[*]

By: Encompass Capital Advisors LLC, its Subadvisor

/s/ Syed Kazmi
Name:	Syed Kazmi
Title:	Chief Financial Officer

[*]

By: Encompass Capital Advisors LLC, its Subadvisor

/s/ Syed Kazmi
Name:	Syed Kazmi
Title:	Chief Financial Officer

[*]

By: Encompass Capital Advisors LLC, its Subadvisor

/s/ Syed Kazmi
Name:	Syed Kazmi
Title:	Chief Financial Officer

[*]

By: Encompass Capital Advisors LLC, its Subadvisor

/s/ Syed Kazmi
Name:	Syed Kazmi
Title:	Chief Financial Officer

[*]

By: Encompass Capital Advisors LLC, its Subadvisor

/s/ Syed Kazmi
Name:	Syed Kazmi
Title:	Chief Financial Officer

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